SUBADVISORY AGREEMENT

                          THE PHOENIX EDGE SERIES FUND

                                                               September 7, 2001

A I M Capital Management, Inc.
11 Greenway Plaza, 23rd Floor
Houston, Texas 77046

         WHEREAS, the Phoenix Edge Series Fund (the "Fund") is an open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder;

         WHEREAS, the shares of the Fund are offered or may be offered in several series, including the Phoenix-AIM Mid Cap Equity Series (hereafter referred to as the "Series");

         WHEREAS, Phoenix Variable Advisors, Inc. (the "Advisor") represents that it has entered into a Management Agreement dated as of December 19, 1999, with the Fund and amended effective October 29, 2001, with respect to the Series;

         WHEREAS, the Advisor evaluates and recommends series advisors for the Series and is responsible for the day-to-day management of the Series; and

         WHEREAS, the Advisor desires to retain A I M Capital Management, Inc., a corporation organized under the laws of the State of Texas (the "Subadvisor"), to furnish portfolio management services for the Series, and the Subadvisor is willing to furnish such services.

         NOW, THEREFORE, the Advisor and the Subadvisor agree as follows:

1.       Employment as a Subadvisor. The Advisor, being duly authorized, hereby
         --------------------------
         employs the Subadvisor to invest and reinvest the assets of the Series on the terms and conditions set forth herein. The Subadvisor shall, for all purposes herein, be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Advisor, Series or Fund in any way. The services of the Subadvisor hereunder are not to be deemed exclusive; the Subadvisor may render services to others and engage in other activities which do not conflict in any material manner with the Subadvisor's performance hereunder. In addition, it is understood that the persons employed by the Subadvisor to assist in the performance of the Subadvisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict such right.

2.       Acceptance of Employment; Standard of Performance. The Subadvisor
         -------------------------------------------------
         accepts its employment as a subadvisor to the Advisor and agrees to use its best professional judgment to make investment decisions for the Series in accordance with the provisions of this Agreement.

3.       Services of Subadvisor.
         ----------------------

                (a)   The Subadvisor shall provide the services set forth herein and in Schedule A attached hereto and made a part hereof. In providing management services to the Series, the Subadvisor shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Series and as set forth in the Fund's then current Prospectus and Statement of Additional Information (as the same may be modified from time to time), and to the Fund's Agreement and Declaration of Trust; to the investment and other restrictions set forth in the Act, the Securities Act of 1933, as amended, and the diversification requirements of
                    Section 817(h) of the Internal Revenue Code ("IRC"), the provisions of Subchapter M of the IRC applicable to regulated investment companies, including those which underly variable annuities, the distribution requirements necessary to avoid payment of any excise tax pursuant to
                    Section 4982 of the IRC and the rules and regulations adopted under each such provision, and to the supervision and direction of the Advisor, who in turn is subject to the supervision and direction of the Board of Trustees of the Fund. The Subadvisor shall not, without the Advisor's prior approval, effect any transactions which would cause the Series at the time of the transaction to be out of compliance with any of such restrictions or policies. The Subadvisor will keep the Fund and the Advisor informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund and the Advisor from time to time with whatever information the Sub-Advisor believes is appropriate for this purpose.

                (b)   Subject  at  all  times  to  the  limitations  set  forth
                    in subparagraph 3(a) above, the Subadvisor shall have full authority at all times with respect to the management of the Series, including, but not limited to, authority to give written or oral instructions to various broker/dealers, banks or other agents; to bind and obligate the Fund to and for the carrying out of contracts, arrangements, or transactions which shall be entered into by the Subadvisor on the Fund's behalf with or through such broker/dealers, banks or other agents; to direct the purchase and sale of any securities; and generally to do and take all action necessary in connection with the Series, or considered desirable by the Subadvisor with respect thereto. The Subadvisor may maintain uninvested cash balances in the Series as it shall deem reasonable without incurring any liability for the payment of interest thereon.

4.       Expenses.  The Subadvisor  shall bear all expenses  incurred by it in
         --------
         connection with the performance of its services under this Agreement including, but not limited to the provision of personnel, office facilities and equipment necessary to perform its responsibilities under this Agreement. The Series will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, subadvisory fees (other than subadvisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional brokerage services; costs relating to local administration of securities; fees for any pricing service, the costs of regulatory compliance; except those compliance costs related to AIM's responsibilities under this Agreement, and pro rata costs associated with maintaining the Fund's legal existence and shareholder relations.

5.       Transaction  Procedures.  The  Subadvisor  shall,  in connection  with
         -----------------------
         the purchase and sale of investment orders for the Series, arrange for the transmission either in writing or by confirmed electronic delivery to the Custodian for the Series, or its designated depositories or agents, on a daily basis, such confirmations, trade tickets, and other documents and information including, but not limited to, CUSIP, Sedol, or other numbers that identify cash and/or securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the Custodian to perform its responsibilities with respect to the Series, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company will arrange for the automatic transmission of the confirmation of such trades to the Custodian.. The Subadvisor shall advise the Custodian and confirm in writing or by confirmed electronic transmission to the Fund all investment orders for the Series placed by it with brokers and dealers at the time and in the manner set forth in the Custodian Agreement and in Schedule B hereto (as amended from time to time). The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadvisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6.       Allocation of  Brokerage.  The  Subadvisor is  responsible  for
         ------------------------
         decisions to buy and sell securities for each Series, broker-dealer selection, and negotiation of brokerage commission rates. It is the Subadvisor's responsibility in selecting a broker to effect a particular transaction to seek to obtain "best execution." Consistent with this policy, the Subadvisor, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Series on a continuing basis. Subject to the requirements of best execution and the applicable conduct rules of the National Association of Securities Dealers, the Advisor may also request that the Subadvisor take into consideration whether such broker-dealers sell fund shares. The Subadvisor shall have discretion to effect investment transactions for each Series through broker-dealers (including, to the extent permissible under applicable law, affiliated broker-dealers) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Series to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadvisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction of the Subadvisor's overall responsibilities with respect to such Series and other accounts as to which the Subadvisor exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Subadvisor on behalf of a Series to such broker-dealers shall be in such amounts and proportions as the Subadvisor shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. In no event, however, will the Series be charged more than the average price per share of the aggregate securities allocated across all participating accounts. The Subadvisor will submit reports on such allocations to the Advisor regularly as requested by the Advisor, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

7.       Fees for Services. The compensation of the Subadvisor for its
         -----------------
         services under this Agreement shall be calculated and paid by the Advisor in accordance with the attached Schedule C. Pursuant to the Investment Advisory Agreement between the Fund and the Advisor, the Advisor is solely responsible for the payment of fees to the Subadvisor.

8.       [Limitation of Liability. The Subadvisor, its officers, directors and
          -----------------------
         employees shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund or Advisor, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Series and that such acts or omissions shall not have resulted from the Subadvisor's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under this Agreement; provided further, however, that this provision shall not be construed to waive or limit any rights that the Fund may have under federal or state securities laws.]

9.       Confidentiality. Subject to the duty of the Subadvisor to comply with
         ---------------
         applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Series and the actions of the Subadvisor and the Fund in respect thereof. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Advisor and Subadvisor, the Advisor and Fund will not disclose any list of securities purchased or sold by the Series for a period of 15 days after month end, or any list of securities held by the Series for 90 days after month end in any manner whatsoever except as expressly authorized in this Agreement, and except that the top 10 holdings may be disclosed 15 days after month end. Nothing herein shall relieved the Sub-Adviser of its responsibilities under this Agreement to provide reports or information to the Adviser as requested pursuant to Paragraph 13 below or Schedule A as they may be amended from time to time.

10.      Assignment. This Agreement shall terminate automatically in the event
         ----------
         of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Subadvisor shall notify the Advisor in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Advisor to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur and to take the steps it deems necessary.

11.      Representations, Warranties and Agreements of the Subadvisor. The
         ------------------------------------------------------------
         Subadvisor represents, warrants and agrees that:

         A. It is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

         B. It will maintain the records and information required by Rule 31a-1 under the Act related to the Series portfolio transactions, and such other records with respect thereto relating to the services the Subadvisor provides under this Agreement as may be required in the future by applicable SEC rules, and shall retain such information for such times and in such manner as required by applicable rules, including Rule 31a-2 under the Act.

         C. It has a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Advisor with a copy of the code of ethics and evidence of its adoption. Subadvisor acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund (the "Code of Ethics"). The Subadvisor will not be subject to the Code of Ethics of the Fund as long as its code of ethics complies with the applicable regulatory requirements and its code of ethics is approved by the Board of Trustees of the Trust. Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadvisor shall certify to the Fund and to the Advisor that the Subadvisor has complied with the requirements of Rule 17j-l during the previous calendar quarter and that there has been no material violation of its code of ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation as determined by the Subadvisor. The Subadvisor shall permit the Fund and Advisor to examine the reports required to be made by the Subadvisor and related to the Subadvisor's duties to the Series under Rule 17j-l(c)(1) and this subparagraph.

         D. It will use its best efforts to manage the Series so that the Fund will qualify as a regulated investment company under Subchapter M of the IRC and will satisfy the diversification requirements of Section 817(h) of the IRC and the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the IRC and the rules and regulations adopted under each such provision.

         E. It will furnish the Advisor a copy of its Form ADV as filed with the Securities and Exchange Commission.

         F.     It will be responsible for the preparation and filing of
         Schedule 13G and Form 13F on behalf of the Series.

         G. Reference is hereby made to the Declaration of Trust dated February 18, 1986, establishing the Fund, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name Phoenix Edge Series Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the Fund estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadvisor nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the trust estate.

12.      Representations, Warranties and Agreements of the Advisor.  The
         ---------------------------------------------------------
         Advisor represents, warrants and agrees that:

         A. It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         B.     It is registered as an "investment adviser" under the Advisers
         Act.

         C. It will deliver to the Subadvisor true and complete copies of the Prospectus, Statement of Additional Information, and such other documents or instruments governing the investments and investment policies and practices of the Series, and during the term of this Agreement will promptly deliver to the Subadvisor true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such Fund Documents before they become effective.

         D. It will deliver to the Subadviser any limitations imposed upon the Fund as a result of relevant diversification requirements under the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended.

         E. It will furnish or otherwise make available to the Subadvisor such other information relating to the business affairs of the Fund as the Subadvisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

13.      Reports. The Subadvisor shall provide the Advisor such periodic and
         -------
         special reports as the Advisor may reasonably request. The Subadvisor agrees that such records are the property of the Fund, and shall be made reasonably available for inspections during normal business hours, and by the Fund or to the Advisor as agent of the Fund, and promptly upon request surrendered to either, copies of which may be retained by the Subadvisor. The Subadvisor is authorized to supply the Fund's independent accountants, PricewaterhouseCoopers LLP, or any successor accountant for the Fund, any information that they may request in connection with the Fund.

14.      Proxies. Unless the Advisor or the Fund gives the Subadvisor written
         -------
         instructions to the contrary, the Subadvisor shall use its good faith judgment in a manner which it reasonably believes best serves the interests of each Series' shareholders and shall comply with the Fund's proxy voting procedures then in effect, to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of each Series may be invested. Subadvisor agrees to provide the Advisor with quarterly proxy voting reports in such form as the Advisor may request from time to time.

15.      Recordkeeping. The Subadviser will assist the recordkeeping agent for
         -------------
         the Fund in determining or confirming the value of any securities or other assets in the Series for which the recordkeeping agent seeks assistance from or identifies for review by the Advisor. The parties agree that, consistent with applicable law, the Subadvisor will not bear responsibility for the determination of value of any such securities or other assets. Furthermore, it is understood that the Subadvisor is not responsible for the provision of administrative, accounting or recordkeeping services to the Series or Fund other than as specifically set forth in this Agreement.

16.      Amendment. This Agreement may be amended at any time, but only by
         ---------
         written agreement between the Subadvisor and the Advisor, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

17.      Effective Date; Term. This Agreement shall become effective on the date
         --------------------
         set forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until November 30, 2002, and thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section 15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

18.      Notices. Except as otherwise provided in this Agreement, all notices or
         -------
         other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by confirmed facsimile or by pre-paid first class letter post or overnight courier to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

         If to the Advisor:              PHOENIX VARIABLE ADVISORS, INC.
                                         One American Row
                                         Hartford, Connecticut
                                         Attention: Doreen Bonner

         If to the Subadvisor:           A I M Capital Management, Inc.
                                         11 Greenway Plaza, Suite 100
                                         Houston, Texas 77046
                                         Attention: Timothy Yang, Esq.
                                         cc:    Amy Criswell (Investments)

19.      Termination. This Agreement may be terminated by either party, without
         -----------
         penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, by the Subadvisor, the Board of Trustees of the Fund or the vote of a majority of the outstanding voting securities of such Fund upon sixty (60) days' written notice to the other party. Notwithstanding such termination, any liability of any party to any other party under this Agreement shall survive and remain in full force and effect with respect to any claim or matter on which any party has given written notice to any other party prior to termination until such liability has been finally settled.

20.      Applicable  Law. To the extent that state law is not preempted by the
         ---------------
         provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Connecticut.

21.      Severability. If any term or condition of this Agreement shall be
         ------------
         invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                              PHOENIX VARIABLE ADVISORS, INC.


                              By: /s/John H. Beers
                                  -------------------------------------
                                  Title: John H. Beers, Vice President/Secretary


ACCEPTED:

A I M CAPITAL MANAGEMENT, INC.

By: /s/ Ronald Stein
    -------------------------------
    Title: Ronald Stein
           Senior Vice President
           Director of Equity Trading

SCHEDULES:  A.     Subadvisor Functions
            B.     Operational Procedures
            C.     Fee Schedule

                                   SCHEDULE A
                                   ----------

                              SUBADVISOR FUNCTIONS

         With respect to managing the investment and reinvestment of the Series assets, the Subadvisor shall provide, at its own expense:

         (a) An investment program, and the implementation of such investment program, for the Series consistent with the Fund's Registration Statement as most recently provided to the Subadvisor (the Registration Statement which is subject to the overall direction and control of the Board of Trustees and Advisor).;

         (b) Annual reports, in form and substance acceptable to the Advisor and Subadvisor, with respect to foreign custody as governed by Rule 17f-7 under the Act.

         (c) Quarterly reports, in form and substance acceptable to the Advisor and Subadvisor, with respect to: i) compliance with the the Subadvisor's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Series assets in accordance with the then prevailing prospectus and statement of additional information pertaining to the Series and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series limitation on acquisition of illiquid securities; v) cross transactions conducted pursuant to Rule 17a-7 under the Act; vi) proxy voting reports; vii) any and all other reports reasonably requested related to the Subadvisor's services; and, viii) the implementation of the Series investment program, including, without limitation, analysis of Series performance; and any other reports which may be required from time to time;

         (d) Attendance by appropriate representatives of the Subadvisor at meetings requested by the Advisor or Trustees at such time(s) and location(s) as agreed to by the Advisor and Subadvisor; and

         (e) Participation, overall assistance and support in marketing the Series, including, without limitation, meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties as agreed to by the Advisor and Subadvisor.

         (f) This Schedule A is subject to amendment from time to time to require additional reports as contemplated by Paragraph 13 of this Agreement.

                                   SCHEDULE B

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank Custodian (the "Custodian"), the custodian for the Fund.

The Subadvisor will use its best efforts to furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 7 p.m. (Eastern Standard time) on the day of the trade. The deadline for semi-annual and annual financial reporting days is 5 p.m. The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

     1.   Purchase or sale;
     2.   Security name;
     3.   Security identifier (if applicable);
     4.   Number of shares and sales price per share;
     5.   Executing broker;
     6. Settlement instructions for foreign trades; clearing and executing broker for domestic trades;
     7.   Trade date;
     8.   Settlement date;
     9.   Aggregate commission or if a net trade;
     10.  Interest purchased or sold from interest bearing security;
     11.  Other fees;
     12.  Net proceeds of the transaction;
     13. Currency for foreign trades and ticker symbol for domestic trades; Exchange where trade was executed; and
     14.  Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian and sub-accounting agent will supply the Subadvisor daily with a cash availability report which shall include cash detail and pending trades. This will normally be done by confirmed facsimile or confirmed electronic transmission so that the Subadvisor will know the amount available for investment purposes.

                                   SCHEDULE C

                                 SUBADVISORY FEE

         For services provided to the Fund pursuant to paragraph 3 hereof, the Advisor will pay to the Subadvisor, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of 0.50% of the average daily net assets of the Series.

The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadvisor, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.